Exhibit 1.1

EXECUTION COPY

PROLOGIS, INC.

Up to $750,000,000 of Shares of Common Stock

(par value $0.01 per share)

Equity Distribution Agreement

February 5, 2015

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Ladies and Gentlemen:

Prologis, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“Citigroup”), Goldman, Sachs & Co. (“Goldman”), J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Wells Fargo Securities, LLC (“Wells Fargo”) (each a “Manager” and, collectively, the “Managers”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, of up to $750,000,000 aggregate gross sales proceeds of shares of common stock (the “Shares”), par value $0.01 per share (“Common Stock”), of the Company, from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the

Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-195316) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus will contain all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act (the “Form T-1”) and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Managers relating to the Managers expressly for use therein.

(b) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company otherwise is unable to make the representations set forth in Section 2(f) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Managers specifically for use therein.

(e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus and at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Managers specifically for use therein.

(i) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(j) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4).

(l) The Company has not and will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Shares.

(m) Other than the Managers, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(n) This Agreement has been, and any applicable Terms Agreement will be, duly authorized, executed and delivered by the Company.

(o) The Shares have been duly authorized, and when issued, delivered and paid for in accordance with this Agreement and any applicable Terms Agreement, will be validly issued, fully paid and non-assessable, free and clear of any lien, charge or encumbrance, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(p) The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Shares will conform to the description thereof contained in the Disclosure Package and the Prospectus as amended or supplemented.

(q) Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the Common Stock or shares of preferred stock or shares in amounts per share that are consistent with past practice or any special dividends on the Common Stock that are the subject of a press release (whether in cash, Common Stock or a combination of both), there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or shares or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or shares.

(r) KPMG LLP, who have expressed their opinion with respect to the audited financial statements of (1) the Company and its consolidated subsidiaries and (2) Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), and its consolidated subsidiaries, all incorporated by reference in the Registration Statement and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Act and the Exchange Act and a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002.

(s) The financial statements of the Company and the Operating Partnership, together with the related schedules incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company, or the consolidated financial position of the Operating Partnership, as applicable, as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. Such financial statements and related schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary financial information, if any, included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements incorporated by reference in the Registration Statement and the Prospectus.

(t) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and any applicable Terms Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(u) Each subsidiary and joint venture of the Company listed on Schedule II hereto (collectively, the “Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust, partnership, limited liability company or other entity, as the case may be, and (except as to any general partnership) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. Each Significant Subsidiary is duly qualified as a foreign corporation, trust, partnership, limited liability company or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and (except for general partnership interests and directors’ qualifying shares) non-assessable; all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the pledge of such capital stock or other interests to secure borrowings of the Company or one of its wholly owned subsidiaries.

(v) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.

(w) There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Disclosure Package and the Prospectus and except for options granted under, or contracts or commitments pursuant to, the previous or currently existing option and other similar officer, director, trustee or employee benefit plans of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership; and there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company or the Operating Partnership is a party, or by which either of them is bound, granting to any person the right to require either of the Company or the Company and the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or requiring the Company to include such securities with the Shares registered pursuant to any registration statement, except as set forth in the Disclosure Package and the Prospectus.

(x) All of the issued and outstanding partnership units of the Operating Partnership (the “Units”) have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Disclosure Package and the Prospectus. The Units owned by the Company are owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(y) None of the Company, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is in violation of its charter or by-laws or other similar constitutive documents, except, in the case of subsidiaries of the Operating Partnership, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. None of the Company, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement or any applicable Terms Agreement, and the issuance and delivery of the Shares, the consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate or other action, as the case may be, and will not result in any violation of the provisions of the charter or by-laws or other similar constitutive documents of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership, except in the case of subsidiaries of the Operating Partnership that are not Significant Subsidiaries, for such violations as would not, individually or in the aggregate, materially adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement or any applicable Terms Agreement, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement or any applicable Terms Agreement and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement or any applicable Terms Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or any applicable Terms Agreement, or the issuance and delivery of the Shares or consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except for the filing of the Prospectus Supplement as contemplated by Section 2(a) and such as have been obtained or made by the Company and are in full force and effect under the Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) or the failure of which to obtain would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement or any applicable Terms Agreement.

(z) Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Operating Partnership or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially adversely affect the consummation of the transactions contemplated by this Agreement or any applicable Terms Agreement.

(aa) No material labor dispute with the employees of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership exists or, to the best of the Company’s knowledge, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

(bb) The Company, the Operating Partnership and the subsidiaries of the Operating Partnership own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Company, the Operating Partnership nor any of the subsidiaries of the Operating Partnership has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. Neither the Company nor the Operating Partnership is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement or the Prospectus, and that are not described in all material respects in such documents. None of the technology employed by the Company or the Operating Partnership has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company, the Operating Partnership or, to the knowledge of the Company and the Operating Partnership, any of its officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(cc) The Company, the Operating Partnership and each of the subsidiaries of the Operating Partnership possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for such certificates, authorizations, permits, licenses, approvals, consents and other authorizations as would not, individually or in the aggregate, result in a Material Adverse Change, and none of the Company, the Operating Partnership nor any of the subsidiaries of the Operating Partnership has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(dd) Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, the Operating Partnership and each of the subsidiaries of the Operating Partnership has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(s) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, the Operating Partnership or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, the Operating Partnership or the subsidiaries of the Operating Partnership.

(ee) The Company, the Operating Partnership and the subsidiaries of the Operating Partnership have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(s) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership has not been finally determined. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Internal Revenue Code”) and the Company’s present and contemplated organizational ownership, method of operation, assets and income are such that the Company will continue to meet such requirements.

(ff) Neither the Company nor the Operating Partnership is, and after receipt of payment for the Shares and the application of the proceeds as described in the Disclosure Package and the Prospectus under “Use of Proceeds” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) Each of the Company, the Operating Partnership and the subsidiaries of the Operating Partnership taken as a whole carry or are covered by insurance in such amounts covering such risks as are generally deemed adequate and customary for their businesses. Each of the Company and the Operating Partnership has no reason to believe that it or any of the subsidiaries of the Operating Partnership will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(hh) None of the Company, the Operating Partnership nor any of their respective subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the Bribery Act 2010 of the United Kingdom; and the Company, the Operating Partnership, the subsidiaries of the Operating Partnership and, to the knowledge of the Company and the Operating Partnership their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(jj) Neither the Company, the Operating Partnership nor any of their respective subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) none of the Company, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Operating Partnership or the subsidiaries of the Operating Partnership under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has any of the Company, the Operating Partnership or the subsidiaries of the Operating Partnership received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened against the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership or any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s and the Operating Partnership’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership or against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership has retained or assumed either contractually or by operation of law.

(ll) The Company, the Operating Partnership and the subsidiaries of the Operating Partnership and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Operating Partnership and the subsidiaries of the Operating Partnership or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to any person or any subsidiary of such person, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code, of which such person or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership and the subsidiaries of the Operating Partnership or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, the Operating Partnership or any of the subsidiaries of the Operating Partnership or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

(mm) The Company, the Operating Partnership and the subsidiaries of the Operating Partnership maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(nn) The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Operating Partnership and the subsidiaries of the Operating Partnership is made known to the respective chief executive officer and chief financial officer of the Company and the Operating Partnership by others within the Company and the Operating Partnership or any of the subsidiaries of the Operating Partnership, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Company or the Operating Partnership to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Company or the Operating Partnership; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(oo) The Company has not distributed and will not distribute, prior to the termination of this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Managers and identified in Schedule I hereto.

Any certificate signed by any officer of the Company or the Operating Partnership or any of the subsidiaries of the Operating Partnership and delivered to the Managers or to counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to each Manager as to the matters set forth therein.

The Company acknowledges that the Managers and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Company and counsel for the Managers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through a Designated Manager, acting as sales agent, and each Manager agrees, at any time it is a Designated Manager, to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and a Designated Manager on any day that (A) is a trading day for the New York Stock Exchange (the “NYSE”), (B) the Company has instructed the Designated Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Company will only submit instructions to sell Shares to one of the Managers on a single trading day. The Company will designate the maximum amount of the Shares to be sold by the Designated Manager daily as agreed to by such Designated Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Designated Manager shall use its reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Designated Manager under this Section 3(a) on the NYSE at the time of sale of such Shares or otherwise at prices related to prevailing market prices or at negotiated prices (but in no event shall such gross price be less than the minimum price per Share designated by the Company at which such Shares may be sold).

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the Designated Manager will be successful in selling the Shares, (B) the Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Designated Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Designated Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Designated Manager and the Company.

(iii) The Company shall not authorize the issuance and sale of, and a Designated Manager may not sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Designated Manager in writing. The Company or a Designated Manager may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail ), suspend an offering of the Shares by such Designated Manager for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) The Designated Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “Continuous Offerings”), (B) privately negotiated transactions, (C) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network, or (D) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Designated Manager pursuant to a Terms Agreement.

(v) The compensation to a Designated Manager for sales of the Shares with respect to which such Designated Manager acts as sales agent under this Agreement shall be up to 2.00% of the gross sales price of the Shares sold by such Designated Manager pursuant to this Section 3(a), as agreed between the Company and such Designated Manager at the time instructions to sell Shares are given, and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when a Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) A Designated Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold by such Designated Manager under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company. Compensation payable to a Designated Manager with respect to any sales made pursuant to this Agreement shall be set forth and invoiced in periodic statements from such Designated Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third trading day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Designated Manager for settlement on such date shall be issued and delivered by the Company to such Designated Manager against payment of the aggregate gross sales proceeds less any Transaction Fees from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Designated Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Designated Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Designated Manager any commission to which it would otherwise be entitled absent such default. If a Designated Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, such Designated Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Designated Manager.

(viii) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(l)) and Filing Date (as defined in Section 4(r)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix) Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell during any period in which the Company is, or could be deemed to be, in possession of material non-public information; provided, however, that if the Company wishes to offer or sell Shares to a Manager as sales agent at any time during such period, the Company shall file with the Commission, to the extent necessary, such material non-public information.

(b) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of a Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4. Agreements. The Company agrees with each of the Managers that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (A) the Company has furnished to the Managers a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information to be filed by the Company under the Exchange Act that would be incorporated by reference into the Registration Statement and Prospectus) for its review a reasonable period of time prior to filing (or, in the case of Current Reports on Form 8-K, has used its commercially reasonable efforts to so furnish copies to the Managers prior to filing), and (B) except for reports or other information required to be filed by the Company under the Exchange Act, the Company will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company has prepared the Prospectus, in a form approved by the Managers, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Managers of such timely filing. The Company, subject to this Section 4(a) and Section 4(c), will comply with the requirements of Rule 430B. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (iii) of the receipt of any comments from the Commission (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or of any notice objecting to its use or any the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act, or (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain at the earliest possible moment the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the relevant Manager(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Manager(s) in such quantities as the Manager(s) may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will deliver to the Managers and counsel for the Managers, without charge, as such Managers or counsel for the Managers may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Managers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will deliver to the Managers and counsel for the Managers, without charge, for so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as either Manager may reasonably request. The Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Managers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the relevant Designated Manager, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Intentionally Omitted.

(j) The Company will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(l) Upon commencement of the offering of the Shares under this Agreement (if requested by the Managers) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(r) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(l)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement (such commencement date (in the case that the above-mentioned request is made by a Manager) or recommencement date and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Mayer Brown LLP, counsel to the Company and the Operating Partnership, and Venable LLP, Maryland counsel to the Company (together, “Company Counsel”), or other counsel reasonably satisfactory to the Managers, and the General Counsel of the Company and the Operating Partnership, each dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date, O’Melveny & Myers LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) At each Representation Date, the Company shall cause KPMG LLP (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(p) At each Representation Date, and at such other times as may be reasonably requested by a Manager (which shall be on a monthly basis or otherwise), the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(q) The Company consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Managers pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by a Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through a Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(s) If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(f) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by a Designated Manager the right to refuse to purchase and pay for such Shares.

(t) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Manager(s) party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on NYSE and to maintain such listing.

(v) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act and the regulations thereunder.

(w) The Company shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

5. Payment of Expenses.

(a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Managers, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Managers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Managers, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Managers of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Shares, (vii) the fees and expenses associated with listing of the Shares on the NYSE, (viii) all fees and expenses of the registrar and transfer agent of the Common Stock, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 5 and in Section 7 hereof, the Managers shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If this Agreement is terminated in accordance with the provisions of Section 8 hereof and the aggregate offering price of all Shares offered and sold pursuant to this Agreement does not equal or exceed $45,000,000, the Company shall reimburse each Manager for all of its reasonable and documented out-of-pocket expenses up to $85,000, including the reasonable fees, disbursements and expenses of counsel for the Managers incurred by it in connection with the offering contemplated by this Agreement.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(r) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) (A) The Company shall have requested and caused Company Counsel to furnish to the Managers, on every date specified in Section 4(m) of this Agreement, opinions collectively covering the opinions the form of which are attached as Exhibit A.

(B) The Company shall have requested and caused the General Counsel of the Company and the Operating Partnership to furnish to the Managers, on every date specified in Section 4(m) of this Agreement, its opinion, dated as of such date and addressed to the Managers, in the form attached as Exhibit B.

(c) The Managers shall have received from O’Melveny & Myers LLP, counsel for the Managers, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(l) of this Agreement, a certificate of the Company, signed by the Chief Executive Officer or General Counsel of the Company, and the and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission;

(ii) since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(iii) the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(e) The Company shall have requested and caused the Accountants to have furnished to the Managers, on every date specified in Section 4(o) hereof and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(h) Intentionally Omitted.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Designated Manager such further information, certificates and documents as the Designated Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the applicable Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Following any such cancellation by a Manager, this Agreement shall remain in effect as to the other Manager that has not exercised its right to cancel this Agreement pursuant to this Section 6 and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to only such other Manager.

The documents required to be delivered by this Section 6 shall be delivered at the office of O’Melveny & Myers LLP, counsel for the Managers, at Times Square Tower, 7 Times Square, New York, New York 10036, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), the directors, officers, employees and agents of each Manager, any broker-dealer affiliate of a Manager through which Shares are sold, and each person who controls either Manager within the meaning of either the Act or the Exchange Act and against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or the Operating Partnership contained herein; or (iv) in whole or in part upon any failure of the Company or the Operating Partnership to perform its obligations hereunder or under law; and agrees to reimburse each such indemnified party, for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Manager expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liabilities that the Company or the Operating Partnership may otherwise have.

(b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the directors of the Company (as applicable), each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Operating Partnership or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Manager or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Manager expressly for use therein; and to reimburse the Company or the Operating Partnership, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or the Operating Partnership, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in paragraph (a) or (b) above or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Managers in the case of Section 7(b) and Section 7(e)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that if it is ultimately determined that an indemnified party was not entitled to indemnification hereunder, such indemnified party shall be responsible for repaying or reimbursing such amounts to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and each Manager, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and such Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by such Manager shall be deemed to be equal to the total compensation received by such Manager under Section 3(a)(v) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Company and the Operating Partnership, on the one hand, and such Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Operating Partnership, on the one hand, or such Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company, the Operating Partnership and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), no Manager shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Manager in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 7(e) are several, and not joint. For purposes of this Section 7(e), each Affiliate, director, officer, employee and agent of a Manager, each person, if any, who controls a Manager within the meaning of the Act and the Exchange Act and any broker-dealer affiliate of a Manager through which Shares are sold shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company or the Operating Partnership who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through a Manager for the Company, then Section 4(t) shall remain in full force and effect with respect to such Manager and the Company, (ii) with respect to any pending sale, through the Designated Manager for the Company, the obligations of the Company, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to the other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 8(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to only such other Manager.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of such Manager there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by a Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and:

If sent to Merrill Lynch, will be mailed, delivered or telefaxed to

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (415) 835-2514

Attention: David Moran and T.J. Opladen, with a copy to ECM Legal

If sent to Citigroup, will be mailed, delivered or telefaxed to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Facsimile: (646) 291-1469

Attention: General Counsel

If sent to Goldman, will be mailed, delivered or telefaxed to:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Facsimile: (212) 902-9316

Attention: Registration Department

If sent to J.P. Morgan, will be mailed, delivered or telefaxed to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (646) 441-4870

Attention: Adam S. Rosenbluth and Brett Chalmers

If sent to Morgan Stanley, will be mailed, delivered or telefaxed to:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department

If sent to Wells Fargo, will be mailed, delivered or telefaxed to:

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Facsimile: (212) 214-5918

Attention: Equity Syndicate Department

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York,

New York 10036

Facsimile: (212) 326-2061

Attention: Michael J. Schiavone

If sent to the Company, will be mailed, delivered or telefaxed to:

Prologis, Inc.

4545 Airport Way

Denver, Colorado 80239

Facsimile: (303) 567-5761

Attention: General Counsel

with a copy to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Facsimile: (312) 706-8148

Attention: Michael L. Hermsen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether a Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that a Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Designated Manager” shall mean the Manager the Company designates from time to time as sales agent to sell Shares pursuant to the terms of this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(r) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers.

Very truly yours,

PROLOGIS, INC.

By:	/s/ Timothy Arndt
Name:	Timothy Arndt
Title:	Senior Vice President, Treasurer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Greg Wright
Name:	Greg Wright
Title:	Managing Director, Co-Head of Americas
Real Estate Investment Banking

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Matthew Greenberger
Name:	Matthew Greenberger
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Rosenbluth
Name:	Adam Rosenbluth
Title:	Executive Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MORGAN STANLEY & CO. LLC

By:	/s/ Edward Molloy
Name:	Edward Molloy
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

Sch. I-1

SCHEDULE II

Significant Subsidiaries

Prologis, L.P.

Prologis

Palmtree Acquisition Corporation

Prologis Logistics Services Incorporated

Prologis NA2 Sub LP

PLD International Holding LLC

AMB Asia, LLC

Prologis North American Industrial Fund LP

Sch. II-1

[Form of Terms Agreement]	ANNEX I

PROLOGIS, INC.

Common Stock

TERMS AGREEMENT

            , 20

[Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, New York 10036]

[or]

[Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013]

[or]

[Goldman, Sachs & Co.

200 West Street

New York, New York 10282]

[or]

[J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179]

[or]

[Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036]

[or]

[Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152]

Annex I-1

Dear Sirs:

Prologis, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated February 5, 2015 (the “Equity Distribution Agreement”), among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, to issue and sell to [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC] the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[[Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC] to the Company for the Purchased Shares. This option may be exercised by [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and

Annex I-2

warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Company.

PROLOGIS, INC.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:

Annex I-3

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [Merrill Lynch, Pierce, Fenner & Smith Incorporated] [Citigroup Global Markets Inc.] [Goldman, Sachs & Co.] [J.P. Morgan Securities LLC] [Morgan Stanley & Co. LLC] [Wells Fargo Securities, LLC]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinion referred to in Section 4(m).

(2) The opinion referred to in Section 4(n).

(3) The accountants’ letter referred to in Section 4(o).

(4) The officers’ certificate referred to in Section 4(l).

(5) Such other documents as the Manager shall reasonably request.

Annex I-4

EXHIBIT A

Form of Opinion of Company Counsel to be delivered pursuant to Section 6(b)(A) of the

Equity Distribution Agreement

References to the Prospectus in this Exhibit A shall also include any supplements thereto at the Settlement Date or Time of Delivery, as applicable.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all power and authority necessary to own, lease and operate its properties and to conduct its business as described in [the Disclosure Package and] the Prospectus and to enter into and perform its obligations under this Agreement and any applicable Terms Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(ii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(iii) The Shares have been duly and validly authorized, and, when issued and delivered to and paid for [by the Designated Manager][the Manager[s]] pursuant to this Agreement and any Terms Agreement, will be fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights under the Company’s charter or by-laws or under Maryland law.

(iv) The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Base Prospectus and the Prospectus or any supplements thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(v) The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement and other than the Form T-1, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act.

(vi) The Shares conform in all material respects to the description thereof contained in [the Disclosure Package and] the Prospectus.

Exhibit A-1

(vii) The statements (A) in the Base Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock,” “Restrictions on Ownership and Transfer of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Description of Certain Provisions of the Partnership Agreement of Prologis, L.P.,” “Description of Certain Provisions of the Partnership Agreement of Prologis 2, L.P.,” and “United States Federal Income Tax Considerations,” (B) incorporated by reference in the Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K and Item 1 of Part II of the Company’s Quarterly Report(s) on Form 10-Q, and (C) in Item 15 of the Registration Statement, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(viii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and any applicable Terms Agreement and the consummation of the transactions contemplated hereby and thereby and by [the Disclosure Package and] the Prospectus (including the issuance and delivery of the Shares), except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA and consents the failure of which to obtain would not have a material adverse effect on the transactions contemplated by this Agreement or any applicable Terms Agreement.

(ix) The execution and delivery of each of the Agreement and any applicable Terms Agreement by the Company, and the issuance and delivery of the Shares by the Company and the performance by the Company and the Operating Partnership of their obligations hereunder and thereunder (other than performance by the Company and the Operating Partnership of their obligations under the indemnification section of this Agreement and any applicable Terms Agreement, as to which no opinion need be rendered) (A) will not result in any violation of the provisions of the charter or by-laws or other similar constitutive documents of the Company, the Operating Partnership or any Significant Subsidiary incorporated or organized in a jurisdiction located in the United States (each, a “U.S. Significant Subsidiary”); (B) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the U.S. Significant Subsidiaries pursuant to (y) the Global Senior Credit Agreement, dated as of June 3, 2011, by and among the Operating Partnership, the Company, certain other borrowers, various lenders, Bank of America, N.A., as global administrative agent, U.S. funding agent, U.S. swing line lender and a U.S. L/C issuer, The Royal Bank of Scotland plc, as Euro funding agent, The Royal Bank of Scotland N.V., as Euro swing line lender and a Euro L/C issuer, and Sumitomo Mitsui Banking Corporation, as Yen funding agent and a Yen L/C issuer (other than with respect to compliance by the Company, the Operating Partnership or any subsidiary with any financial covenants as to which no opinion need be rendered), or (z) to the best knowledge of such counsel, any other material Existing Instrument; or (C) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any U.S. Significant Subsidiary, other than in the case of clauses (B) and (C), such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect the Company’s ability to consummate the transactions contemplated by the Agreement or any applicable Terms Agreement.

Exhibit A-2

(x) Each of the Company and the Operating Partnership are not, and after receipt of payment for the Shares and the application of the proceeds as described in [the Disclosure Package and] the Prospectus under “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act.

(xi) The Company has qualified to be taxed as a real estate investment trust pursuant to the Internal Revenue Code for its taxable years ended [insert fiscal years included in audited financial statements incorporated by reference into the Prospectus] and the Company’s present organization and ownership and the Company’s present and proposed method of operation, assets and income are such that the Company is in a position under present law to so qualify for the [current] fiscal year and in the future.

(xii) The investments of the Company described in [the Disclosure Package and] the Prospectus are permitted investments under the Articles of Incorporation of the Company.

In addition, such counsel shall state that they have examined various documents and records and participated in conferences with the Managers, officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and the Operating Partnership and with representatives of the Managers at which the contents of the Registration Statement[, the Disclosure Package and] the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement[, the Disclosure Package] or the Prospectus, including the documents incorporated by reference therein (other than as specified above) or any supplement or amendment thereto, on the basis of the foregoing, no facts came to their attention that caused them to believe that (i) the Registration Statement or any amendments thereto, at the most recent deemed effective date pursuant to Rule 430B(f)(2) under the Securities Act prior hereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; [or] (ii) the Prospectus, as of its date or at the relevant Representation Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading[; or (iii) the Disclosure Package, as amended or supplemented at the Execution Time or at any applicable date related to the delivery of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading]1 (except for the Form T-1 and the financial statements, supporting schedules and other financial or statistical data included or incorporated by reference therein or derived or omitted therefrom as to which such counsel need express no belief).

[1]	Bracketed language need only be included if the “Disclosure Package” at the time such opinion is rendered contains documents in addition to those covered by the term “Prospectus” as defined in this Agreement, or if the opinion is being delivered at a Time of Delivery relating to the delivery of Shares to a Designated Manager pursuant to a Terms Agreement.

Exhibit A-3

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws regarding real estate investment trusts of the State of Maryland or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the date of such counsel’s opinion, shall be satisfactory in form and substance to Managers, shall expressly state that the Managers may rely on such opinion as if it were addressed to them and shall be furnished to the Managers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Managers; provided, however, that such counsel shall further state that they believe that they and the Managers are justified in relying upon such opinion of other counsel, (B) upon the opinion of general counsel of the Company referred to in Section 6(b)(B) of the Agreement, and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations of the Company as provided in the Agreement. In rendering the opinions contained in paragraphs (xi) and (xii), such opinion may be based upon (a) the Internal Revenue Code and the rules and regulations promulgated thereunder and the interpretations of the Internal Revenue Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the time of the opinion, (b) Maryland law existing and applicable to the Company, (c) facts and other matters set forth in [the Disclosure Package and] the Prospectus, (d) the provisions of the Articles of Incorporation of the Company, the agreements relating to properties owned by the Company and (e) certain statements and representations as to factual matters made by the Company to such counsel provided that such statements and representations are also set forth in a certificate to the Managers.

Exhibit A-4

EXHIBIT B

Form of Opinion of the General Counsel of the Company to be delivered pursuant to

Section 6(b)(B) of the Equity Distribution Agreement

(i) The Company is the sole general partner of the Operating Partnership.

(ii) The Operating Partnership is a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) with limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in [the Disclosure Package and] the Prospectus.

(iii) Each of the Significant Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus [and Disclosure Package]. Each Significant Subsidiary is duly qualified as a foreign corporation, trust, partnership or limited liability company to transact business and (except as to any general partnership) is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iv) All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(v) All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, is fully paid and (except for general partnership interests) non-assessable; all shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims as would not, individually or in the aggregate, result in a Material Adverse Change.

(vi) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement [,] [or] the Prospectus [or the Disclosure Package], other than those disclosed therein.

(vii) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement, or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

Exhibit B-1

(viii) To the best knowledge of such counsel, none of the Company, the Operating Partnership nor any subsidiary formed in the United States is in (A) violation of its charter or by- laws or other similar constitutive documents or (B) violation of any applicable law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary or (C) Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in the case of (B) and (C) above, for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Maryland or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Managers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus or Disclosure Package in this Exhibit B shall also include any supplements thereto at the Settlement Date or the Time of Delivery.

*	Bracketed language need only be included if the “Disclosure Package” at the time such opinion is rendered contains documents in addition to those covered by the term “Prospectus” as defined in this Agreement, or if the opinion is being delivered at a Time of Delivery relating to the delivery of Shares to a Designated Manager pursuant to a Terms Agreement.

Exhibit B-2